Exhibit 16

Epstein Weber & Conover, PLC	Certified Public Accountants
8950 Raintree Drive Suite 200
Scottsdale, AZ 85260
(480) 444-3424 Phone
(480) 444-3423 Fax

To be filed by amendment to this Report 8-K.